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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204107
333-204107-01

The information in this preliminary prospectus supplement is not complete and may change. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2016

Preliminary Prospectus Supplement
(To Prospectus dated May 13, 2015)

$

ConocoPhillips Company

$            Floating Rate Notes due
$                    % Notes due
$                    % Notes due
$                    % Notes due

fully and unconditionally
guaranteed by

ConocoPhillips

         The            notes will mature on            ,             , the            notes will mature on            ,             , the            notes will mature on            ,             , and the            notes will mature on            ,             . We use the term "fixed rate notes" to refer to the notes, the            notes and the            notes, collectively, and the term "floating rate notes" to refer to the            notes. We use the term "notes" to refer to all series of fixed rate notes and the floating rate notes, collectively. The            notes will bear interest at an annual rate equal to three-month LIBOR, reset quarterly, plus         %. ConocoPhillips Company will pay interest on the floating rate notes quarterly on            ,             ,            and            of each year, beginning                         , 2016. ConocoPhillips Company will pay interest on the fixed rate notes of each series semi-annually on            and            of each year, beginning                        , 2016. ConocoPhillips Company may elect to redeem any or all of the fixed rate notes of each series at any time at the prices specified in this prospectus supplement plus accrued but unpaid interest to the redemption date. The redemption prices are described beginning on page S-10 of this prospectus supplement. The floating rate notes may not be redeemed before maturity.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Offering Proceeds to ConocoPhillips Company, Before Expenses(1)

Per Note	%	%	%

Total	$	$	$

Per Note	%	%	%

Total	$	$	$

Per Note	%	%	%

Total	$	$	$

Per Note	%	%	%

Total	$	$	$

(1)
Plus accrued interest from                        , 2016, if settlement occurs after that date.

         Delivery of the notes in book-entry form only will be made through The Depository Trust Company, Clearstream Banking S.A. and the Euroclear system on or about                        , 2016, against payment in immediately available funds.

Joint Book-Running Managers

Mizuho Securities	Barclays	HSBC	J.P. Morgan
BofA Merrill Lynch	Citigroup	Credit Agricole CIB	Deutsche Bank Securities

                        , 2016

        You should rely only on the information we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we provide to you. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are offering to sell the notes only in places where sales are permitted. You should assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and certain terms of the notes and the guarantees. The second part is the accompanying prospectus, which gives more general information. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

SUMMARY

        This summary highlights selected information from this prospectus supplement and the accompanying prospectus, but does not contain all information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of the offering of the notes, information about our business and financial data. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference, in their entirety before making an investment decision.

        In this prospectus supplement and the accompanying prospectus, we refer to ConocoPhillips, its wholly owned and majority owned subsidiaries (including ConocoPhillips Company), and its ownership interest in equity affiliates as "we" or "ConocoPhillips", unless the context clearly indicates otherwise. ConocoPhillips' ownership interest in equity affiliates includes corporate entities, partnerships, limited liability companies and other ventures in which it exerts significant influence by virtue of its ownership interest, which is typically between 20% and 50%.

        The terms "            notes," "            notes," "            notes" and "            notes" refer to the Floating Rate Notes due             , the      % Notes due            , the      % Notes due            and the      % Notes due            , respectively, issued by Conoco Phillips Company. The term "floating rate notes" refers to the            notes and the term "fixed rate notes" refers to the            notes, the            notes and the             notes, collectively. The term "notes" refers to the floating rate notes and all series of the fixed rate notes issued by ConocoPhillips Company pursuant to this offering, collectively.

 About ConocoPhillips and ConocoPhillips Company

        ConocoPhillips is the world's largest independent exploration and production company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips has operations and activities in 21 countries. At December 31, 2015, ConocoPhillips had approximately 15,900 employees worldwide and total assets of $97.5 billion.

        ConocoPhillips Company is a direct, wholly owned operating subsidiary of ConocoPhillips. In this prospectus supplement, we refer to ConocoPhillips Company as "CPCo."

 The Offering

Issuer	ConocoPhillips Company, a direct, wholly owned subsidiary of ConocoPhillips
Securities Offered	$ million principal amount of Floating Rate Notes due
$ million principal amount of % Notes due
$ million principal amount of % Notes due
$ million principal amount of % Notes due
Maturity Dates	, for the notes
, for the notes
, for the notes
, for the notes
Interest Payment Dates	, , and of each year, commencing , 2016, with respect to the floating rate notes, subject to the business day convention described under "Description of the Notes—General."
and of each year, commencing , 2016, with respect to the fixed rate notes.
Optional Redemption	CPCo does not have the right to redeem the floating rate notes prior to maturity.

CPCo may elect to redeem any or all of the fixed rate notes of a series at any time in principal amounts of $2,000 or any integral multiple of $1,000 above that amount. CPCo will pay an amount equal to the principal amount of fixed rate notes redeemed plus a make-whole premium. CPCo will also pay accrued but unpaid interest to the redemption date.

CPCo may also redeem the            notes on or after            (the date that is            months prior to the maturity date of the            notes), the            notes on or after             (the date that is            months prior to the maturity date of the            notes) and the            notes on or after            (the date that is            months prior to the maturity date of the            notes), in each case at a redemption price equal to 100% of the principal amount of the respective notes, plus accrued but unpaid interest thereon to the redemption date.

Please read "Description of the Notes—Redemption."
Guarantees

ConocoPhillips will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the notes, when and as it becomes due and payable, whether at maturity or otherwise.

Ranking	The notes will constitute senior unsecured debt of CPCo and will rank:

• equally with its senior unsecured debt from time to time outstanding;
• senior to its subordinated debt from time to time outstanding; and
• effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries from time to time outstanding.
ConocoPhillips' guarantees will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding.
Covenants	We will issue the notes under an indenture containing covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:
• incur debt secured by liens;
• engage in sale/leaseback transactions; and
• merge, consolidate or transfer all or substantially all of CPCo's or ConocoPhillips' assets.
Lack of a Public Market for the Notes	There are no existing trading markets for the notes, and there can be no assurance regarding:
• any future development or liquidity of a trading market for any series of notes;
• your ability to sell your notes at all; or
• the prices at which you may be able to sell your notes.
Future trading prices of the notes will depend on many factors, including:
• prevailing interest rates;
• our operating results and financial condition; and
• the markets for similar securities.
We do not currently intend to apply for the listing of any series of notes on any securities exchange or for quotation of the notes in any dealer quotation system.
Use of Proceeds

We expect the net proceeds from the offering of the notes to be approximately $            billion, after deducting underwriting discounts and estimated expenses of the offering that we will pay. We expect to use the net proceeds for general corporate purposes.

Further Issues

The            notes will be limited initially to $            million in aggregate principal amount, the            notes will be limited initially to $            million in aggregate principal amount,             the            notes will be limited initially to $            million in aggregate principal amount and the            notes will be limited initially to $            million in aggregate principal amount. We may, however, "reopen" each series of notes and issue an unlimited principal amount of additional notes of that series in the future without the consent of the holders.

Governing Law	The notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

        Before making an investment in the notes, you should consider carefully the risk factors identified in Part I, Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2015. You should also carefully consider the other information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf and the documents incorporated by reference in this prospectus supplement before making an investment decision with respect to the notes. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also materially impair our business operations.

Risks Related to the Notes

The issuer, CPCo, is dependent, in part, on the earnings of its subsidiaries.

        CPCo holds a portion of its assets through direct and indirect ownership interests in, and conducts part of its business through, its subsidiaries. CPCo relies, in part, on dividends or other distributions from its subsidiaries, together with cash generated from its own operations, to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Consequently, CPCo's ability to repay its debt when due, including the notes, may depend on the earnings of its subsidiaries, as well as its ability to receive funds from its subsidiaries through dividends or other payments or distributions. The ability of CPCo's subsidiaries to pay dividends, repay intercompany debt or make other advances to it is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing its subsidiaries. CPCo's foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to it, and other limits.

        Because we, as the guarantor of the notes, are the direct parent entity of CPCo, the restrictions and constraints described above similarly apply to our ability to perform our obligations under the guarantee, including with respect to payments of principal and interest on the notes.

The notes are structurally subordinated to all of the indebtedness of CPCo's subsidiaries.

        The notes are CPCo's general unsecured obligations and are not guaranteed by any of its subsidiaries. CPCo is a legal entity separate and distinct from its subsidiaries, and holders of the notes will be able to look only to it or to us, as guarantor of the notes, for payments on the notes. In addition, CPCo's right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that CPCo is recognized as a creditor of that subsidiary. All obligations of CPCo's subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to it. Accordingly, the notes are structurally subordinated to all existing and future liabilities of CPCo's subsidiaries and all liabilities of any of its future subsidiaries.

The notes do not restrict our ability to incur additional unsecured debt or to take other actions that could negatively impact holders of the notes.

        Neither we nor our subsidiaries are restricted under the terms of the notes from incurring additional unsecured debt, including additional senior debt under the indenture governing the notes or indebtedness under new or existing credit facilities, and we may opportunistically raise additional capital, including through additional indebtedness, to fund our capital plan and ongoing operations. In addition, the limited covenants applicable to the notes do not require us or our subsidiaries to achieve or maintain any minimum financial results relating to its financial position or results of operations. Further, the indenture does not contain provisions that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could adversely affect our capital structure or credit rating or have the effect of diminishing our ability to make payments on the notes when due. In addition, we and our subsidiaries are not restricted by the terms of the notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.

The notes and the guarantee will be effectively junior to all secured indebtedness of CPCo and ConocoPhillips, respectively.

        The notes are CPCo's senior unsecured obligations and rank equally with all its other unsecured indebtedness. The notes will be effectively subordinated to any secured debt CPCo may incur in the future to the extent of the value of the assets securing such debt. If CPCo defaults on the notes, becomes bankrupt, liquidates or reorganizes, any secured creditors could use its assets securing their debt to satisfy their secured debt before you would receive any payment on the notes. If the value of the collateral is not sufficient to pay any secured debt in full, CPCo's secured creditors would share the value of its other assets, if any, with you and the holders of other claims against CPCo that rank equally with the notes. As of December 31, 2015, CPCo had no secured indebtedness.

        Our guarantee is our senior unsecured obligation and ranks equally with all our other unsecured indebtedness, and, accordingly, our guarantee will be effectively subordinated to any secured debt we may incur in the future to the extent of the value of the assets securing such debt. As of December 31, 2015, we had no secured indebtedness.

There is no established trading market for any series of the notes and you may not be able to sell the notes.

        Each series of notes is a new issue of securities with no established trading market. Although the underwriters may make a market in the notes of each series, they are not obligated to do so and any of their market making activities may be terminated or limited at any time. CPCo does not intend to apply for listing of any series of the notes on any securities exchange or for quotation on any automated dealer quotation system. Accordingly, you cannot be assured as to the liquidity of any market that may develop for any series of the notes, the ability of holders of the notes to sell their notes or the prices at which their notes could be sold. The liquidity of any market for any series of the notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Further, if markets were to develop, the market prices for the notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in the same industry.

Our credit ratings may not reflect all risks of your investment in the notes.

        The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency's judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Due to recent significant decreases in crude oil and U.S. natural gas prices, credit rating agencies are currently reviewing many companies in the industry, including us. On February 2, 2016, our corporate credit rating was put on negative watch by Standard & Poor's Rating Services, on February 25, 2016, our corporate credit rating was downgraded by Moody's Investor Services, Inc., and on March 1, 2016, our corporate credit rating was downgraded by Fitch Ratings. Any further actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. None of us, CPCo, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings.

USE OF PROCEEDS

        We expect the net proceeds from the offering of the notes to be approximately $       billion, after deducting underwriting discounts and estimated expenses of the offering that we will pay. We expect to use the net proceeds for general corporate purposes.

 RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table presents the historical ratio of earnings to fixed charges of ConocoPhillips for each of the years in the five-year period ended December 31, 2015. ConocoPhillips had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.

	Year Ended December 31,
	2015		2014	2013	2012	2011
Ratio of Earnings to Fixed Charges:
ConocoPhillips	—	(1)	8.2	10.6	11.1	10.8

(1)
Earnings for the year ended December 31, 2015, were inadequate to cover fixed charges by $7,287 million.

        For purposes of this table, "earnings" consist of income from continuing operations before income taxes and non-controlling interests that have not incurred fixed charges, plus fixed charges (excluding capitalized interest but including amortization of amounts previously capitalized), plus distributions greater (or minus distributions less) than equity in earnings of equity method investees of ConocoPhillips. "Fixed charges" consist of interest (including capitalized interest) on all debt, amortization of debt discounts and expenses incurred on issuance, interest expenses relating to guaranteed debt of fifty-percent-or-less-owned companies and that portion of rental expense believed to represent interest.

 DESCRIPTION OF THE NOTES

        We have summarized selected provisions of each series of the notes below. The notes will be issued under the indenture, dated as of May 18, 2015, among ConocoPhillips Company, as issuer, ConocoPhillips, as guarantor, and Wells Fargo Bank, National Association, as trustee. Each series of the notes is a separate series of senior debt securities of ConocoPhillips Company described in the accompanying prospectus, and this summary supplements that description. We urge you to read that description for other provisions that may be important to you.

        In this summary description of the notes, unless we state otherwise or the context clearly indicates otherwise, all references to CPCo mean ConocoPhillips Company only and all references to ConocoPhillips mean ConocoPhillips only.

General

        The      notes will mature on        ,      and will bear interest at      % per year. The       notes will mature on        ,    and will bear interest at      % per year. The      notes will mature on        ,    and will bear interest at      % per year. The      notes will mature on      ,    and will bear interest at an annual rate equal to three-month LIBOR, reset quarterly, plus      %, as determined by the calculation agent (the "Calculation Agent"), which shall initially be the trustee. The      notes, the      notes and the       notes are referred to as the "fixed rate notes," and the      notes are referred to as the "floating rate notes." The fixed rate notes and the floating rate notes are together referred to as the "notes." Interest on the notes of each series will accrue from      , 2016. In respect of each series of notes, CPCo:

  •
  will pay interest semi-annually on      and      of each year, commencing          , 2016, with respect to each series of the fixed rate notes;

  •
  will pay interest quarterly on    ,    ,      and      of each year, commencing           , 2016, with respect to the floating rate notes, subject to the business day convention for determining the Interest Payment Date on the floating rate notes described below;

  •
  will pay interest to the person in whose name a note is registered at the close of business on the      or       preceding the interest payment date, with respect to each series of the fixed rate notes;

  •
  will pay interest to the person in whose name a note is registered at the close of business on the      ,      ,       ,      or        preceding the interest payment date, with respect to the floating rate notes;

  •
  will compute interest with respect to the fixed rate notes on the basis of a 360-day year consisting of twelve 30-day months;

  •
  will compute interest with respect to the floating rate notes on the basis of the actual number of days elapsed over a 360-day year;

  •
  will make payments on the notes at the offices of the trustee and any paying agent; and

  •
  may make payments by wire transfer for notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the note register.

        CPCo will issue the notes only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiples of $1,000 above that amount.

        The      notes will be limited initially to $      million in aggregate principal amount, the      notes will be limited initially to $      million in aggregate principal amount, the      notes will be limited initially to $       million in aggregate principal amount and the      notes will be limited initially to

$       million in aggregate principal amount. We may, however, "reopen" each series of notes and issue an unlimited principal amount of additional notes of that series in the future without the consent of the holders. We may reopen a series of notes only if the additional notes issued will be fungible with the original notes of the series for U.S. federal income tax purposes.

        As described in the prospectus, whether CPCo is in compliance with a restrictive covenant regarding limitations on liens will depend on whether the board of directors of ConocoPhillips has determined that a property or plant is a principal property. Though it has not yet done so, under the terms of the CPCo senior indenture ConocoPhillips' board of directors has broad discretion to determine from time to time after the issuance of any senior debt securities under the ConocoPhillips senior indenture or the CPCo senior indenture that a property or plant is not a principal property and therefore such property or plant is not subject to the covenants in the CPCo senior indenture.

  Certain Terms Related to the Payment of Interest on the Floating Rate Notes

        Set forth below is a summary of certain of the defined terms used for purposes of determining the interest rate payable on the floating rate notes.

        "Bloomberg Screen BBAM Page" means the display page so designated on the Bloomberg service or equivalent information reporting service or any successor service (or such successor display page, other published source, information vendor or provider).

        "Business Day" means any week day on which neither banking nor trust institutions in New York, New York or Houston, Texas are authorized generally or obligated by law, regulation or executive order to close.

        "Determination Date" means, with respect to an Interest Period, the London Banking Day that is two days prior to the first day of such Interest Period.

        "Interest Payment Date" means        ,        ,        and      of each year, commencing        , 2016, or if any Interest Payment Date falls on a day that is not a Business Day, that Interest Payment Date shall instead be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case that Interest Payment Date shall instead be the immediately preceding Business Day.

        "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include        , 2016 and end on and include        , 2016.

        "LIBOR" means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on the Bloomberg Screen BBAM Page as of 11:00 a.m., London time, on the Determination Date. If the Bloomberg Screen BBAM Page does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount of U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

        "London Banking Day" is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

        For the floating rate notes, the amount of interest for each day that the floating rate notes are outstanding (the "Floating Rate Notes Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the floating rate notes outstanding on such day. The amount of interest to be paid on the floating rate notes for each Interest Period will be calculated by adding such Floating Rate Notes Daily Interest Amounts for each day in the Interest Period.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

        The Calculation Agent will, upon the written request of any holder of floating rate notes, provide the interest rate then in effect with respect to the floating rate notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on CPCo, ConocoPhillips and the holders of the floating rate notes.

Redemption of Fixed Rate Notes

        Each series of fixed rate notes will be redeemable at CPCo's option, in whole or in part, at any time and from time to time, in principal amounts of $2,000 or any integral multiple of $1,000 above that amount for a redemption price, as determined by a Reference Treasury Dealer selected by us, equal to:

  •
  100% of the principal amount of the notes of that series to be redeemed; and

  •
  a make-whole premium equal to the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points (in the case of the          notes),          basis points (in the case of the          notes) or          basis points (in the case of the          notes), exceeds the principal amount of the notes to be redeemed.

        In each case, CPCo will pay accrued but unpaid interest to the redemption date.

        In addition, CPCo may redeem the          notes on or after          (the date that is          months prior to the maturity date of the          notes (the "          Notes          Early Call Date")), the          notes on or after          (the date that is          months prior to the maturity date of the           notes (the "          Notes          Early Call Date")) and the          notes on or after          (the date that is          months prior to the maturity date of the          notes (the "          Notes Early Call Date" and, together with the          Notes Early Call Date and the          Notes Early Call Date, the "Early Call Dates")), in each case at a redemption price equal to 100% of the principal amount of the respective notes, plus accrued but unpaid interest thereon to, but not including, the redemption date.

        "Treasury Rate" means the rate per year equal to:

  •
  the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the applicable series of fixed rate notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis rounding to the nearest month; or

  •
  if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        The Treasury Rate will be calculated on the third business day preceding the redemption date by a Reference Treasury Dealer selected by us.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of fixed rate notes (assuming for this purpose, that such fixed rate notes matured on the applicable Early Call Date). "Independent Investment Banker" means one of the Reference Treasury Dealers that we appoint.

        "Comparable Treasury Price" means (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

        "Reference Treasury Dealer" means each of [Mizuho Securities USA Inc., Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC], or a Primary Treasury Dealer selected by any of them, and their respective successors; provided, however, that if any of them shall cease to be a primary U.S. Government securities dealer, which we refer to as a "Primary Treasury Dealer," we will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.

        "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of and interest on each fixed rate note to be redeemed that would be due after the related redemption date up to and including the applicable Early Call Date. If the redemption date is not an interest payment date with respect to the fixed rate note being redeemed, the amount of the next succeeding scheduled interest payment on the fixed rate note will be reduced by the amount of interest accrued thereon to that redemption date.

        We will give notice of a redemption not less than 30 days nor more than 60 days before the redemption date to holders of fixed rate notes to be redeemed.

        If CPCo redeems less than all the fixed rate notes of a series, the particular notes of the series will be selected to be redeemed by lot or pursuant to the applicable procedures of The Depository Trust Company ("DTC"). Unless there is a default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the fixed rate notes or portions thereof called for redemption.

        Except as described above, the fixed rate notes will not be redeemable by CPCo prior to maturity and will not be entitled to the benefit of any sinking fund or mandatory redemption provisions.

Redemption of Floating Rate Notes

        We do not have the right to redeem the floating rate notes prior to maturity.

Ranking

        The notes will constitute senior unsecured debt of CPCo and will rank equally with each other series of notes and with CPCo's other senior unsecured debt from time to time outstanding; senior to its subordinated debt from time to time outstanding; and effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries from time to time outstanding. ConocoPhillips' guarantees will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding.

        As of December 31, 2015, as adjusted to give effect to the issuance of the notes and the application of the net proceeds as described under "Use of Proceeds," ConocoPhillips and CPCo would have had an aggregate of $           billion and $           billion, respectively, of consolidated total debt. A substantial portion of such debt would have been either issued or guaranteed by ConocoPhillips, CPCo or both on a basis that would have ranked equally in right of payment with the notes and the related guarantees.

Paying Agents and Transfer Agents

        The trustee will be appointed as paying agent and transfer agent for the notes. Payments on the notes will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for notes held in book-entry form or by wire transfer or by check mailed to the address of the person entitled to the payment as it appears in the security register, provided that payment by wire transfer will only be permitted with respect to any holder who holds at least $1,000,000 aggregate principal amount of notes and who has provided wire transfer instructions to us and the trustee or any paying agent to an account located in the continental United States.

Other

        We will make all payments on the notes without withholding or deducting any taxes or other governmental charges imposed by a United States jurisdiction, unless we are required to do so by applicable law. A holder of the notes may, however, be subject to U.S. federal income taxes, and taxes may be withheld on certain payments on the notes, as described under the caption "Material U.S. Federal Tax Considerations." If we are required to withhold taxes, we will not pay any additional, or gross up, amounts with respect to the withholding or deduction.

        We may at any time purchase notes on the open market or otherwise at any price. We will surrender all notes that we redeem or purchase to the trustee for cancellation. We may not reissue or resell any of these notes.

Book-Entry Delivery and Settlement

  Global Notes

        We will issue the notes of each series in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee.

  DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg ("Clearstream"), or Euroclear Bank S.A./N.V. (the "Euroclear Operator"), as operator of the Euroclear System (in Europe) ("Euroclear"), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems.

        Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear.

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC. We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of ConocoPhillips, CPCo, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

        None of ConocoPhillips, CPCo, the underwriters nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

        Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in

Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

        We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for the global notes, and we have not appointed a successor depositary within 90 days of that notice;

  •
  an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

  •
  we determine not to have the notes represented by a global note.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        The following is a summary of material U.S. federal income tax considerations, and in the case of a non-U.S. holder (as defined below), estate tax considerations, that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this document, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

        This discussion is limited to holders who purchase the notes in this offering for a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors that may be subject to special rules, such as dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, persons holding notes as part of a hedge, straddle, conversion or other "synthetic security" or other risk reduction transaction, U.S. expatriates, regulated investment companies, real estate investment trusts, persons subject to the alternative minimum tax, entities that are tax-exempt for U.S. federal income tax purposes, financial institutions, insurance companies and partnerships and other pass-through entities and holders of interests therein.

Tax Consequences to U.S. Holders

        You are a "U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

  Interest on the Notes

        Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

  Sale, Redemption, Exchange, Retirement or other Taxable Disposition of the Notes

        You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in income) and your tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your tax basis in the note will generally equal the amount you paid for the note, subject to certain adjustments. The gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation.

  Information Reporting and Backup Withholding

        Information reporting will apply to payments of interest on, and the proceeds of the sale, redemption, exchange, retirement or other taxable disposition of, notes held by you, and backup withholding will apply to such payments and proceeds unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

  Additional Tax Relating to Net Investment Income

        An additional 3.8% net investment income tax is imposed on certain "net investment income" earned by U.S. individuals, estates, and trusts. For this purpose, net investment income generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. In the case of an individual, the tax will be imposed on the lesser of (1) the individual's net investment income or (2) the individual's modified adjusted gross income in excess of $250,000 (for an individual who is married and filing jointly or a surviving spouse), $125,000 (for an individual who is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess of the adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. You should consult with your tax advisor with respect to the tax consequences of this additional tax.

Tax Consequences to Non-U.S. Holders

        You are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and you are an individual, corporation, estate or trust that is not a U.S. holder.

  Interest on the Notes

        Subject to the discussion below regarding back-up withholding and the Foreign Account Tax Compliance Act, under the portfolio interest exemption, interest income on a note that you receive will not be subject to U.S. federal income tax or withholding tax if you are a foreign corporation or a nonresident alien, the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:

  •
  do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock;

  •
  are not a bank whose receipt of interest on a note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

  •
  are not a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership; and

  •
  provide the U.S. person who would otherwise be required to withhold tax from the interest with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute or successor form) and certify on such form under penalties of perjury that the beneficial owner of the note is not a U.S. person.

        If the portfolio interest exemption is not available with respect to interest on a note, then such interest may be subject to such U.S. federal income and withholding tax at a rate of 30%. To claim an exemption from (or reduction in) withholding under the benefits of an applicable income tax treaty, you must provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.

        Interest on a note that is effectively connected with the conduct of a trade or business in the U.S. by a holder of a note that is a foreign corporation or a nonresident alien is not subject to withholding if such a holder provides a properly completed IRS Form W-8ECI. However, such a holder will generally be subject to U.S. income tax on such interest on a net income basis at rates applicable to a U.S. person, and a holder who is a foreign corporation may also be subject to the United States branch profits tax in respect of such interest.

  Sale, Redemption, Exchange, Retirement or Other Taxable Disposition of the Notes

        Subject to the discussion below regarding back-up withholding and the Foreign Account Tax Compliance Act, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless the gain is effectively connected with your conduct of a trade or business in the United States or you are an individual who is present in the United States for 183 days or more in the taxable year in which the sale, redemption, exchange, retirement or other taxable disposition occurs and certain other conditions are met.

  Information Reporting and Backup Withholding

        The interest on a note will generally be reported to the IRS on IRS Form 1042-S. Generally, neither information reporting on IRS Form 1099 nor backup withholding will apply to principal or interest payments or to amounts received on the sale, redemption, exchange, retirement or other taxable disposition of a note if an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, is provided to us or other appropriate person and if, in the case of amounts received on the sale, redemption, exchange, retirement or other taxable disposition of a note, certain other conditions are met. However, the exemption from backup withholding and information reporting requirements does not apply if the withholding agent or an intermediary knows or has reason to know that such exemption is not available to you.

  Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required in certain circumstances on payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition (including payments of principal) of, notes held by or through certain foreign financial institutions (including investment funds) that do not qualify for an exemption from these rules, unless the institution either (i) enters into, and complies with, an agreement with the IRS to undertake certain diligence and to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold 30% on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, undertakes such diligence and reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, notes held by or through a non-financial foreign entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the IRS, as required. We will not pay any additional amounts to holders of notes in respect of any amounts withheld. Prospective holders should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

  U.S. Federal Estate Tax

        Notes that are owned by an individual at the time of his or her death will, if such individual is not a citizen of the U.S. or resident of the U.S. for U.S. federal estate tax purposes at that time, not be subject to U.S. federal estate tax if the interest income on the notes would be eligible at that time for the portfolio interest exemption if a statement meeting the requirements of Section 871(h)(5) of the Code were provided.

        This summary of material U.S. federal tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation as well as any tax consequences under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

UNDERWRITING

        We and the underwriters for the offering named below, for whom Mizuho Securities USA Inc., Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table at the public offering prices, less the underwriting discounts, set forth on the cover page of this prospectus supplement.

Underwriter	Principal Amount of Notes	Principal Amount of Notes	Principal Amount of Notes	Principal Amount of Notes
Mizuho Securities USA Inc.	$	$	$	$
Barclays Capital Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	$	$	$	$

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        The underwriters propose to offer the notes of each series directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at that public offering price less a concession not in excess of:

  •
            % of the principal amount in the case of the          notes;

  •
            % of the principal amount in the case of the          notes;

  •
            % of the principal amount in the case of the          notes; and

  •
            % of the principal amount in the case of the          notes.

        The underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of:

  •
            % of the principal amount in the case of the          notes;

  •
            % of the principal amount in the case of the          notes;

  •
            % of the principal amount in the case of the          notes; and

  •
            % of the principal amount in the case of the          notes.

        After the initial offering of the notes to the public, the representatives may change the public offering prices and concessions.

        The notes are new issues of securities with no established trading markets. We have been advised by the underwriters that the underwriters intend to make a market in each series of the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market.

        These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $          million.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received, or may in the future receive, customary fees and expenses.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain of those underwriters or their affiliates are likely to hedge or otherwise reduce, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require ConocoPhillips or CPCo or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for ConocoPhillips or CPCo or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. None of ConocoPhillips or CPCo or the underwriters have authorized, and they do not authorize, the making of any offer of notes in circumstances in which an obligation arises for ConocoPhillips or CPCo or the underwriters to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to ConocoPhillips or CPCo; and

  •
  it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        The validity of the notes offered by CPCo in this offering will be passed upon for us by King & Spalding LLP, Atlanta, Georgia, our outside counsel. Cravath, Swaine & Moore LLP, New York, New York, will issue an opinion about certain legal matters in connection with the offering for the underwriters. Cravath, Swaine & Moore LLP represents us from time to time in connection with various matters.

PROSPECTUS

ConocoPhillips	ConocoPhillips	ConocoPhillips Company
Subordinated Debt Securities Common Stock Preferred Stock Warrants Depositary Shares Stock Purchase Contracts or Units Prepaid Stock Purchase Contracts	Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips Company	Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol "COP."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a joint registration statement that we have filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

ABOUT CONOCOPHILLIPS

        ConocoPhillips is the world's largest independent exploration and production company, based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 27 countries as of March 31, 2015. ConocoPhillips' principal executive office is located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.

ABOUT CONOCOPHILLIPS COMPANY

        ConocoPhillips Company is a direct, wholly owned subsidiary of ConocoPhillips. Its principal executive offices are located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000. In this prospectus, we refer to ConocoPhillips Company as "CPCo."

 WHERE YOU CAN FIND MORE INFORMATION

        ConocoPhillips files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information ConocoPhillips has filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about ConocoPhillips at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. CPCo does not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

        This prospectus is part of a joint registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information ConocoPhillips has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that ConocoPhillips files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings ConocoPhillips makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K that is not deemed filed under the Exchange Act) until the termination of this offering. The documents we incorporate by reference are:

  •
  ConocoPhillips' Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 24, 2015;

  •
  ConocoPhillips' proxy statement for the 2015 annual meeting of stockholders, as filed with the SEC on March 27, 2015;

  •
  ConocoPhillips' Quarterly Report on Form 10-Q for the period ended March 31, 2015, as filed with the SEC on May 5, 2015;

  •
  ConocoPhillips' Current Report on Form 8-K as filed with the SEC on January 16, 2015; and

  •
  the description of ConocoPhillips common stock contained in ConocoPhillips' Current Report on Form 8-K, as filed with the SEC on August 30, 2002, as that description may be updated from time to time.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above by oral request or by written request at the following address:

ConocoPhillips
Shareholder Relations Department
P. O. Box 2197
Houston, Texas 77079-2197
Telephone: (281) 293-6800

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION

        This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "anticipate," "estimate," "believe," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and similar expressions.

        We based the forward-looking statements on ConocoPhillips' current expectations, estimates and projections about ConocoPhillips and the industries in which it operates in general. We caution you that these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, ConocoPhillips' actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

  •
  fluctuations in crude oil, bitumen, natural gas, liquefied natural gas ("LNG") and natural gas liquids prices;

  •
  potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments due to operating hazards, drilling risks and the inherent uncertainties in predicting reserves and reservoir performance;

  •
  unsuccessful exploratory drilling activities or the inability to obtain access to exploratory acreage;

  •
  unexpected changes in costs or technical requirements for constructing, modifying or operating exploration and production facilities;

  •
  legislative and regulatory initiatives further regulating hydraulic fracturing, methane emissions, flaring or water disposal;

  •
  lack of, or disruptions in, adequate and reliable transportation for our crude oil, bitumen, natural gas, LNG and natural gas liquids;

  •
  inability to timely obtain or maintain permits, including those necessary for drilling and/or development, construction of LNG terminals or regasification facilities; comply with government regulations; or make capital expenditures required to maintain compliance;

  •
  failure to complete definitive agreements and feasibility studies for, and to timely complete construction of, announced and future exploration and production and LNG development;

  •
  potential disruption or interruption of our operations due to accidents, extraordinary weather events, civil unrest, political events, terrorism, cyber attacks or infrastructure constraints or disruptions;

  •
  international monetary conditions and exchange controls;

  •
  substantial investment or reduced demand for products as a result of existing or future environmental rules and regulations, use of competing energy sources or the development of alternative energy sources;

  •
  liability for remedial actions, including removal and reclamation obligations, under environmental regulations;

  •
  liability resulting from litigation;

  •
  general domestic and international economic and political developments, including armed hostilities; expropriation of assets; changes in governmental policies relating to crude oil, bitumen, natural gas, LNG and natural gas liquids pricing, regulation, or taxation; other political, economic or diplomatic developments; and international monetary fluctuations;

  •
  volatility in the commodity futures markets;

  •
  changes in tax and other laws, regulations (including alternative energy mandates), or royalty rules applicable to our business;

  •
  competition in the oil and gas exploration and production industry;

  •
  limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets;

  •
  delays in, or our inability to, execute asset dispositions;

  •
  inability to obtain economical financing for development, construction or modification of facilities and general corporate purposes;

  •
  the operation and financing of our joint ventures; and

  •
  the factors generally described in Item 1A—Risk Factors in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table presents the historical ratio of earnings to fixed charges of ConocoPhillips for the three months ended March 31, 2015 and for each of the years in the five-year period ended December 31, 2014. ConocoPhillips had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.

	Three Months Ended March 31, 2015		Year Ended December 31,
Ratio of Earnings to Fixed Charges:			2014	2013	2012	2011	2010
ConocoPhillips	—	(1)	8.2x	10.6x	11.1x	10.8x	11.1x

(1)
Earnings were insufficient to cover fixed charges by $344 million in the three months ended March 31, 2015.

        For purposes of this table, "earnings" consist of income from continuing operations before income taxes and noncontrolling interests that have not incurred fixed charges, plus fixed charges (excluding capitalized interest but including amortization of amounts previously capitalized), plus distributions greater (or minus distributions less) than equity in earnings of equity method investees of ConocoPhillips. "Fixed charges" consist of interest (including capitalized interest) on all debt, amortization of debt discounts and expenses incurred on issuance, interest expenses relating to guaranteed debt of fifty-percent-or-less-owned companies and that portion of rental expense believed to represent interest.

 DESCRIPTION OF THE DEBT SECURITIES

        The debt securities of ConocoPhillips covered by this prospectus will be general unsecured obligations of ConocoPhillips. ConocoPhillips will issue senior debt securities fully and unconditionally guaranteed by CPCo on a senior unsecured basis under an indenture among ConocoPhillips, as issuer, CPCo, as guarantor, and Wells Fargo Bank, National Association, as trustee. We refer to this indenture as the ConocoPhillips senior indenture. ConocoPhillips will issue subordinated debt securities under an indenture between ConocoPhillips and Wells Fargo Bank, National Association, as trustee. We refer to this indenture as the subordinated indenture.

        The debt securities of CPCo covered by this prospectus will be general unsecured obligations of CPCo. CPCo will issue senior debt securities fully and unconditionally guaranteed by ConocoPhillips on a senior unsecured basis under an indenture among CPCo, as issuer, ConocoPhillips, as guarantor, and Wells Fargo Bank, National Association, as trustee. We refer to this indenture as the CPCo senior indenture. We refer to the ConocoPhillips senior indenture and the CPCo senior indenture as the senior indentures and to the debt securities issued thereunder as the senior debt securities. We refer to the senior indentures and the subordinated indenture collectively as the indentures.

        The ConocoPhillips senior indenture and the CPCo senior indenture will be substantially identical, except for the identity of the issuer and guarantor. The ConocoPhillips senior indenture and the subordinated indenture will be substantially identical, except for provisions relating to subordination and covenants.

        We have summarized material provisions of the indentures, the debt securities and the guarantees below, including the defined terms under "—Glossary." This summary is not complete. We have filed the forms of senior indentures and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to ConocoPhillips mean ConocoPhillips only and all references to CPCo mean ConocoPhillips Company only.

Provisions Applicable to Each Indenture

        General.    Neither the ConocoPhillips senior indenture nor the subordinated indenture limits the amount of debt securities that may be issued under the applicable indenture, and neither limits the amount of other unsecured debt or securities that ConocoPhillips may issue. ConocoPhillips may issue debt securities under the ConocoPhillips senior indenture and the subordinated indenture from time to time in one or more series, each in an amount authorized prior to issuance. As of May 12, 2015, no securities are outstanding under either the ConocoPhillips senior indenture or the subordinated indenture.

        The CPCo senior indenture does not limit the amount of debt securities that may be issued under that indenture and does not limit the amount of other unsecured debt or securities that CPCo may issue. CPCo may issue debt securities under the CPCo senior indenture from time to time in one or more series, each in an amount authorized prior to issuance. As of May 12, 2015, no securities are outstanding under the CPCo senior indenture.

        Each of ConocoPhillips and CPCo conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all of ConocoPhillips' and CPCo's operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of ConocoPhillips and CPCo. Contractual provisions or laws, as well as the subsidiaries' financial condition and operating requirements, may limit the ability of ConocoPhillips or CPCo to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of ConocoPhillips or CPCo, as applicable, on their assets and earnings.

        Other than the restrictions contained in the senior indentures on liens and sale/leaseback transactions described below under "—Provisions Applicable Solely to Senior Debt Securities—Restrictive Covenants," none of the indentures contains any covenants or other provisions designed to protect holders of the debt securities if ConocoPhillips or CPCo participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require ConocoPhillips or CPCo to repurchase their securities in the event of a decline in ConocoPhillips' or CPCo's credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Terms.    The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether ConocoPhillips or CPCo will issue the debt securities;

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the price at which ConocoPhillips or CPCo will issue the debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  any right to extend or defer the interest payment periods and the duration of the extension;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any provisions that would require the redemption, purchase or repayment of debt securities;

  •
  the denominations in which the debt securities will be issued;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities of ConocoPhillips, CPCo or any other entity;

  •
  with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not inconsistent with the applicable indenture.

        ConocoPhillips and CPCo may sell the debt securities at a discount, which may be substantially below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If ConocoPhillips or CPCo sells these debt securities, the applicable prospectus supplement will describe any material United States federal income tax consequences and other special considerations.

        If ConocoPhillips or CPCo sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Consolidation, Merger and Sale of Assets.    The indentures generally permit a consolidation or merger involving ConocoPhillips or, with respect to the senior indentures, CPCo. They also permit ConocoPhillips or CPCo, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of ConocoPhillips and, with respect to the senior indentures, CPCo has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to the senior indentures, ConocoPhillips or CPCo, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to the senior indentures, ConocoPhillips or CPCo, as applicable) unless:

  •
  it is the continuing person; or

  •
  if it is not the continuing person, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures and the due and punctual payments on the debt securities or the performance of the related guarantees, as applicable; and

  •
  in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

        Upon any such consolidation, merger or asset lease, transfer or disposition involving ConocoPhillips or, with respect to the senior indentures, CPCo, the resulting entity or transferee will be substituted for ConocoPhillips or CPCo, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, ConocoPhillips or CPCo, as applicable, will be released from the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the stated maturity of, any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

  •
  waive a continuing default or event of default regarding any payment on the debt securities.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of the obligations under the indenture of ConocoPhillips or, with respect to the senior indentures, CPCo by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the ConocoPhillips senior indenture, the related guarantees;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights ConocoPhillips or, with respect to the senior indentures, CPCo has under the indenture;

  •
  to add events of default with respect to any debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

  •
  to establish the form or terms of debt securities of any series;

  •
  to supplement any of the provisions of an indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect; and

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of an indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of the obligations of ConocoPhillips or CPCo, as applicable, under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of ConocoPhillips, or with respect to the CPCo senior indenture, CPCo, either of the following will occur:

  •
  ConocoPhillips and, with respect to the senior indentures, CPCo will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees ("legal defeasance"); or

  •
  ConocoPhillips and, with respect to the senior indentures, CPCo will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of ConocoPhillips or, with respect to the CPCo senior indenture, CPCo to pay principal, premium and interest on the debt securities and, if applicable, CPCo's or ConocoPhillips' guarantees of the payments will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        Governing Law.    New York law will govern the indentures and the debt securities.

        Trustee.    Wells Fargo Bank, National Association will be the trustee under the senior indentures and will be the trustee under the subordinated indenture. Wells Fargo Bank, National Association and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ConocoPhillips.

        If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

        Each indenture contains limitations on the right of the trustee, if it becomes a creditor of ConocoPhillips or, if applicable, CPCo, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with ConocoPhillips and, if applicable, CPCo. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent ConocoPhillips or, if applicable, CPCo designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents ConocoPhillips or, if applicable, CPCo initially designates, ConocoPhillips or, if applicable, CPCo may at any time rescind that designation or approve a change in the location through which any transfer agent acts. ConocoPhillips and CPCo are required to maintain an office or agency for transfers and exchanges in each place of payment. ConocoPhillips and CPCo may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, ConocoPhillips or, if applicable, CPCo will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agents.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of ConocoPhillips, or with respect to the CPCo senior debt securities, CPCo, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture.

        ConocoPhillips or CPCo, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Senior Debt Securities

        Ranking.    The ConocoPhillips senior debt securities will constitute senior debt of ConocoPhillips and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding. The CPCo senior debt securities will constitute senior debt of CPCo and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding.

        Guarantee.    Pursuant to the ConocoPhillips senior indenture, CPCo will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by ConocoPhillips when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a ConocoPhillips senior debt security, the holder of that debt security may institute legal proceedings directly against CPCo to enforce the guarantees without first proceeding against ConocoPhillips. The guarantees will rank equally with all of CPCo's other unsecured and unsubordinated debt from time to time outstanding.

        Pursuant to the CPCo senior indenture, ConocoPhillips will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by CPCo when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a CPCo senior debt security, the holder of that debt security may institute legal proceedings directly against ConocoPhillips to enforce the guarantees without first proceeding against CPCo. The guarantees will rank equally with all of ConocoPhillips' other unsecured and unsubordinated debt from time to time outstanding.

        Restrictive Covenants.    ConocoPhillips has agreed to two principal restrictions on its activities for the benefit of holders of the ConocoPhillips senior debt securities and CPCo senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities of ConocoPhillips or CPCo (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under "—Glossary."

Limitation on Liens

        ConocoPhillips has agreed that it and its Principal Domestic Subsidiaries will issue, assume or guarantee Debt for borrowed money secured by a lien upon a Principal Property or shares of stock or Debt of any Principal Domestic Subsidiary only if the outstanding senior debt securities are secured equally and ratably with or prior to the Debt secured by that lien. If the senior debt securities are so secured, ConocoPhillips has the option to secure any of its and its Subsidiaries' other Debt or obligations equally and ratably with or prior to the Debt secured by the lien and, accordingly, equally and ratably with the senior debt securities. This covenant has exceptions that permit:

          (a)   with respect to the ConocoPhillips senior indenture, liens existing on the date ConocoPhillips first issues a series of senior debt securities under such indenture and, with respect to the CPCo senior indenture, liens existing on the date CPCo first issues a series of senior debt securities under such indenture;

          (b)   liens on the property, assets, stock, equity or Debt of any entity existing at the time ConocoPhillips or a Subsidiary acquires that entity or its property or at the time the entity becomes a Subsidiary or a Principal Domestic Subsidiary or at the time such entity is merged into or consolidated with ConocoPhillips or a Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to ConocoPhillips or a Subsidiary;

          (c)   liens on assets either:

    •
    existing at the time of acquisition of the assets,

    •
    securing all of part of the cost of acquiring, constructing, improving, developing or expanding the assets, or

    •
    securing Debt incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of or within two years after the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

          (d)   liens on specific assets to secure Debt incurred to provide funds for the cost of exploration, drilling or development of those assets;

          (e)   intercompany liens;

          (f)    liens securing industrial development, pollution control or other revenue bonds of a domestic government entity;

          (g)   liens on personal property, other than shares of stock or debt of any Principal Domestic Subsidiary, securing loans maturing in less than one year;

          (h)   liens on a Principal Property arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;

          (i)    statutory or other liens arising in the ordinary course of business and relating to amounts that are not yet delinquent or are being contested in good faith; and

          (j)    any extensions, substitutions, replacements or renewals of the above-described liens or any Debt secured by these liens if both:

    •
    the new lien is limited to the property (plus any improvements) secured by the original lien, and

    •
    the amount of Debt secured by the new lien and not otherwise permitted does not materially exceed the amount of Debt refinanced plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.

        In addition, without securing the senior debt securities as described above, ConocoPhillips and its Principal Domestic Subsidiaries may issue, assume or guarantee Debt that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Debt of ConocoPhillips and its Principal Domestic Subsidiaries that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a "basket" equal to 10% of Consolidated Adjusted Net Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which ConocoPhillips or a Subsidiary has purchased property or retired or defeased Debt as described in clause (b) below under "Limitation on Sale/Leaseback Transactions."

        The following types of transactions do not create "Debt" secured by "liens" within the meaning of this covenant:

          (a)   the sale or other transfer of either:

    •
    oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from those minerals a specified amount of money or a specified amount of those minerals, or

    •
    any other interest in property commonly referred to as a "production payment"; and

          (b)   the mortgage or pledge of any property of ConocoPhillips or a Subsidiary in favor of the United States, any state of the United States or any department, agency or instrumentality of either, to secure payments under any contract or statute.

Limitation on Sale/Leaseback Transactions

        ConocoPhillips has agreed that it and any of its Principal Domestic Subsidiaries will enter into a Sale/Leaseback Transaction only if at least one of the following applies:

          (a)   ConocoPhillips or that Principal Domestic Subsidiary could incur Debt in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating the "Limitation on Liens" covenant, could secure that Debt by a lien on the property to be leased without equally and ratably securing the senior debt securities.

          (b)   Within the period beginning one year before the closing of the Sale/Leaseback Transaction and ending one year after the closing, ConocoPhillips or any Subsidiary applies the net proceeds of the Sale/Leaseback Transaction either:

    •
    to the voluntary defeasance or retirement of any senior debt securities issued under the ConocoPhillips senior indenture (in the case of the ConocoPhillips senior indenture), senior debt securities issued under the CPCo senior indenture (in the case of the CPCo senior indenture) or any Funded Debt, or

    •
    to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties.

        Any net proceeds that are not applied for the purposes described in (b) will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/Leaseback Transaction as determined by ConocoPhillips' board of directors).

Provisions Applicable to Senior Debt Securities under the ConocoPhillips Senior Indenture and Subordinated Debt Securities

        Events of Default.    Unless otherwise described in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  failure to pay interest on that series of debt securities for 30 days when due;

  •
  failure to pay principal of or any premium on that series of debt securities when due;

  •
  failure to pay any sinking fund payment for 30 days when due;

  •
  failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips and, with respect to the senior debt securities, CPCo; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; and

  •
  exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

        The ConocoPhillips senior indenture requires ConocoPhillips and CPCo, and the subordinated indenture requires ConocoPhillips, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Provisions Applicable Solely to Senior Debt Securities under the CPCo Senior Indenture

        Events of Default.    Unless otherwise described in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  failure to pay interest on that series of debt securities for 30 days when due;

  •
  failure to pay principal of or any premium on that series of debt securities when due;

  •
  failure to pay any sinking fund payment for 30 days when due;

  •
  failure to comply with any covenant or agreement in that series of debt securities or the CPCo senior indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips and CPCo; and

  •
  any other event of default provided for that series of debt securities;

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the CPCo senior indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the CPCo senior indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the CPCo senior indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under the CPCo senior indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; and

  •
  exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

        The CPCo senior indenture requires ConocoPhillips and CPCo to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Glossary

        "Attributable Debt" means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

        "Consolidated Adjusted Net Assets" means the total amount of assets of ConocoPhillips and its consolidated subsidiaries less:

  •
  all current liabilities (excluding liabilities that are extendable or renewable at ConocoPhillips' option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

  •
  total prepaid expenses and deferred charges.

ConocoPhillips will calculate its Consolidated Adjusted Net Assets based on its most recent quarterly balance sheet.

        "Debt" means all notes, bonds, debentures or other similar evidences of debt for money borrowed.

        "Funded Debt" means all Debt that matures on or is renewable to a date more than one year after the date the Debt is incurred.

        "Principal Domestic Subsidiary" means any Subsidiary (1) that has substantially all its assets in the United States, (2) that owns a Principal Property and (3) in which ConocoPhillips' capital investment, together with any intercompany loans to that Subsidiary and any debt of that Subsidiary guaranteed by ConocoPhillips or any other Subsidiary, exceeds $100 million. CPCo is a Principal Domestic Subsidiary of ConocoPhillips.

        "Principal Property" means any oil or gas producing property located onshore or offshore of the United States or any refinery or manufacturing plant located in the United States. This term excludes any property, refinery or plant that in the opinion of ConocoPhillips' board of directors is not materially important to the total business conducted by ConocoPhillips and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.

        "Sale/Leaseback Transaction" means any arrangement with anyone under which ConocoPhillips or a Subsidiary leases any Principal Property that ConocoPhillips or that Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:

  •
  temporary leases for a term of not more than three years;

  •
  intercompany leases;

  •
  leases of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

  •
  arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

        "Subsidiary" means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by ConocoPhillips or by one or more other Subsidiaries, or by ConocoPhillips and one or more other Subsidiaries.

Provisions Applicable Solely to Subordinated Debt Securities

        Ranking.    The subordinated debt securities will rank junior to all Senior Debt of ConocoPhillips and may rank equally with or senior to other subordinated debt of ConocoPhillips that may be outstanding from time to time.

        Subordination.    Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, ConocoPhillips may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect ConocoPhillips' obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that ConocoPhillips may incur. As a result of the subordination of the subordinated debt securities, if ConocoPhillips becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all debt, including guarantees, of ConocoPhillips, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of ConocoPhillips. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

        The following description of ConocoPhillips' common stock, preferred stock, certificate of incorporation and bylaws is a summary only and is subject to the complete text of ConocoPhillips' certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement. You should read those documents for provisions that may be important to you.

        ConocoPhillips is authorized to issue 2.5 billion shares of common stock, par value $0.01 per share, and 500 million shares of preferred stock, par value $0.01 per share.

Common Stock

        Each holder of ConocoPhillips common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. However, except as otherwise required by law, holders of ConocoPhillips common stock are not entitled to vote on any amendment to ConocoPhillips' certificate of incorporation that relates solely to the terms of any series of ConocoPhillips preferred stock if holders of the ConocoPhillips preferred stock are entitled to vote on the amendment under ConocoPhillips' certificate of incorporation or Delaware law. There are no cumulative voting rights, meaning that the holders of a majority of the shares of ConocoPhillips common stock voting for the election of directors can elect all of the directors standing for election.

        Subject to the rights of the holders of any ConocoPhillips preferred stock that may be outstanding from time to time, each share of ConocoPhillips common stock will have an equal and ratable right to receive dividends as may be declared by the ConocoPhillips board of directors out of funds legally available for the payment of dividends, and, in the event of the liquidation, dissolution or winding up of ConocoPhillips, will be entitled to share equally and ratably in the assets available for distribution to ConocoPhillips stockholders. No holder of ConocoPhillips common stock will have any preemptive or other subscription rights to purchase or subscribe for any securities of ConocoPhillips.

        ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol "COP." The transfer agent for the common stock is Computershare Shareowner Services LLC.

Preferred Stock

        ConocoPhillips' board of directors has the authority, without stockholder approval, to issue up to 500 million shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:

  •
  dividend rights;

  •
  voting powers;

  •
  preemptive rights;

  •
  conversion rights;

  •
  redemption rights; and

  •
  liquidation preferences.

        The prospectus supplement relating to any series of preferred stock ConocoPhillips is offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

  •
  the title of the preferred stock;

  •
  the maximum number of shares of the series;

  •
  the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

  •
  any liquidation preference;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

  •
  any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

  •
  whether ConocoPhillips has elected to issue depositary shares with respect to the preferred stock as described below under "Description of Depositary Shares";

  •
  any voting rights; and

  •
  any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

        The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of ConocoPhillips' common stock. It also could affect the likelihood that holders of the common stock will receive dividend payments and payments upon liquidation.

Anti-Takeover Provisions of ConocoPhillips' Certificate of Incorporation and Bylaws

        ConocoPhillips' certificate of incorporation and bylaws contain provisions that could delay or make more difficult the acquisition of control of ConocoPhillips through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of ConocoPhillips' common stock.

Authorized but Unissued Stock

        ConocoPhillips has 2.5 billion authorized shares of common stock and 500 million authorized shares of preferred stock. One of the consequences of ConocoPhillips' authorized but unissued common stock and undesignated preferred stock may be to enable ConocoPhillips' board of directors to make more difficult or to discourage an attempt to obtain control of ConocoPhillips. If, in the exercise of its fiduciary obligations, ConocoPhillips' board of directors determined that a takeover proposal was not in ConocoPhillips' best interest, the board could authorize the issuance of those shares without stockholder approval, subject to limits imposed by the New York Stock Exchange. The shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

  •
  diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

  •
  creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

  •
  effecting an acquisition that might complicate or preclude the takeover.

        In this regard, ConocoPhillips' certificate of incorporation grants its board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. ConocoPhillips' board could establish one or more series of preferred stock that entitle holders to:

  •
  vote separately as a class on any proposed merger or consolidation;

  •
  cast a proportionately larger vote together with ConocoPhillips common stock on any transaction or for all purposes;

  •
  elect directors having terms of office or voting rights greater than those of other directors;

  •
  convert preferred stock into a greater number of shares of ConocoPhillips common stock or other securities;

  •
  demand redemption at a specified price under prescribed circumstances related to a change of control of ConocoPhillips; or

  •
  exercise other rights designed to impede a takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders

        ConocoPhillips' certificate of incorporation provides that no action that is required or permitted to be taken by its stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors or the chairman of the board.

Advance Notice Procedure for Director Nominations and Stockholder Proposals

        ConocoPhillips' bylaws provide the manner in which stockholders may give notice of stockholder nominations and other business to be brought before an annual meeting. In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 90 and not more than 120 days prior to the first anniversary date of the immediately preceding meeting. If the annual meeting is not within 30 days before or after the anniversary date of the preceding annual meeting, the stockholder notice must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (1) 90 days prior to the date of the annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of the annual meeting, the close of business on the 10th day following the day on which notice of the annual meeting was mailed or first publicly disclosed.

        These procedures may limit the ability of stockholders to nominate candidates for director and bring other business before a stockholders meeting, including the consideration of any transaction that could result in a change of control and that might result in a premium to ConocoPhillips' stockholders.

Fair Price Provision

        ConocoPhillips' certificate of incorporation requires that specified business combinations involving a person or entity that beneficially owns 15% or more of the outstanding shares of ConocoPhillips voting stock or that is an affiliate of that person, which we refer to as a related person, must be approved by (1) at least 80% of the votes entitled to be cast by the voting stock and (2) at least 66 2/3% of the votes entitled to be cast by the voting stock other than voting stock owned by the related person. These supermajority requirements do not apply if:

  •
  a majority of the directors who are unaffiliated with the related person and who were in office before the related person became a related person approve the transaction; or

  •
  specified fair price conditions are met that in general provide that the payment received by the stockholders in the business combination is not less than the amount the related person paid or agreed to pay for any shares of ConocoPhillips' voting stock acquired within one year of the business combination.

Amendment of Certificate of Incorporation and Bylaws

        Amendments to ConocoPhillips' certificate of incorporation generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.

        Under the ConocoPhillips' certificate of incorporation, the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the voting stock is required to alter, amend or adopt any provision inconsistent with or repeal the provisions that, among others, (1) control the constitution of the board of directors, (2) deny stockholders the right to call a special meeting or to act by written consent, (3) limit or eliminate the liability of directors to ConocoPhillips and (4) set the 80% supermajority threshold applicable with respect to the provisions above.

        Additionally, the affirmative vote of shares representing (1) not less than 80% of the votes entitled to be cast by the voting stock, voting together as a single class, and (2) not less than 66 2/3% of the votes entitled to be cast by the voting stock not owned, directly or indirectly, by any related person is required to amend, repeal, or adopt any provisions inconsistent with, the fair price provision described above.

        ConocoPhillips' bylaws have similar supermajority vote requirements for provisions relating to, among others, special stockholder meetings; prohibition on action by stockholder written consent; nominating directors and bringing business before an annual stockholder meeting; the number, classification and qualification of directors; filling vacancies on the board of directors; and removing directors.

Limitation of Liability of Directors

        To the fullest extent permitted by Delaware law, ConocoPhillips' directors will not be personally liable to ConocoPhillips or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently permits the elimination of all liability for breach of fiduciary duty, except liability:

  •
  for any breach of the duty of loyalty to ConocoPhillips or its stockholders;

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  for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

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  for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

  •
  for any transaction from which the director derived an improper personal benefit.

        As a result, neither ConocoPhillips nor its stockholders have the right, through stockholders' derivative suits on ConocoPhillips' behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Delaware Anti-Takeover Law

        ConocoPhillips is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock, or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years after becoming an interested stockholder unless:

  •
  the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

        Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

DESCRIPTION OF WARRANTS

        ConocoPhillips may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of ConocoPhillips or any other entity. ConocoPhillips may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. ConocoPhillips will issue warrants under one or more warrant agreements between it and a warrant agent that we will name in the prospectus supplement.

        The prospectus supplement relating to any warrants ConocoPhillips is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

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  the exercise price of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time; and

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

 DESCRIPTION OF DEPOSITARY SHARES

General

        ConocoPhillips may elect to offer shares of its preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between ConocoPhillips and a bank or trust company we will name in the prospectus supplement.

        Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Each receipt will represent the applicable interest in a number of shares of a particular series of the preferred stock, which we will describe in the prospectus supplement.

        We have summarized below selected provisions of the deposit agreement, the related depositary shares and depositary receipts evidencing those shares. This summary is not complete. We will file the form of deposit agreement and the form of depositary receipts with the SEC before ConocoPhillips issues any depositary shares, and you should read those documents for provisions that may be important to you.

        A holder of depositary shares will be entitled to receive the whole number of shares of preferred stock underlying those depositary shares. Holders will not be entitled to receive fractional shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders. If the depositary determines that it is not feasible to make such a distribution, it may, with ConocoPhillips' approval, adopt any method that it deems equitable and practicable to effect the distribution, including a sale of the property and distribution of the net proceeds from the sale to the holders.

        The amount distributed in any of the above cases will be reduced by any amount ConocoPhillips or the depositary is required to withhold on account of taxes.

Conversion and Exchange

        If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as described in the prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares in accordance with those provisions.

Redemption of Depositary Shares

        Whenever ConocoPhillips redeems a share of preferred stock held by the depositary, the depositary will redeem on the same redemption date a proportionate number of depositary shares representing the shares of preferred stock redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as ConocoPhillips may determine.

Voting

        Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder's depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and ConocoPhillips will agree to take all reasonable action that the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary shares representing the preferred stock.

Record Date

        Whenever:

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  any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock, or

  •
  the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by ConocoPhillips to call for the redemption of any preferred stock, the depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

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  who will be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

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  who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Amendment and Termination of the Deposit Agreement

        ConocoPhillips and the depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that adversely alters the rights of holders of depositary shares in any material respect will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by ConocoPhillips or by the depositary only if all outstanding depositary shares have been redeemed or if a final distribution on the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of ConocoPhillips.

Charges of Depositary

        ConocoPhillips will pay all charges of the depositary, including:

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  charges in connection with the initial deposit of the preferred stock;

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  the initial issuance of the depositary receipts;

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  the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote; and

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  withdrawals of the preferred stock by the holders of depositary receipts or upon redemption or conversion of the preferred stock.

Holders of depositary shares will pay taxes (including any transfer taxes) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of those holders.

Resignation and Removal of Depositary

        The depositary may at any time resign or be removed by ConocoPhillips. Any resignation or removal will become effective upon the acceptance by the depositary's successor of its appointment. If ConocoPhillips has not appointed a successor depositary and the successor depositary has not accepted its appointment within 60 days after the depositary delivered a resignation notice to ConocoPhillips, the depositary may terminate the deposit agreement.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        ConocoPhillips may issue stock purchase contracts, including contracts obligating holders to purchase from ConocoPhillips, and ConocoPhillips to sell to the holders, or for ConocoPhillips to issue in exchange for other securities, a specified number of shares of ConocoPhillips common stock or preferred stock (or a range of numbers of shares in accordance with a predetermined formula) at a future date or dates or upon the occurrence of specified events. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        ConocoPhillips may issue the stock purchase contracts separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

  •
  senior debt securities or subordinated debt securities of ConocoPhillips, or

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  debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the common stock or preferred stock under the stock purchase contracts.

        The stock purchase contracts may require ConocoPhillips to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances, ConocoPhillips may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing that holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. That description will not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before ConocoPhillips issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

 PLAN OF DISTRIBUTION

        We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

        The validity of the securities offered by ConocoPhillips and CPCo will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas, our outside counsel. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of ConocoPhillips appearing in ConocoPhillips' Annual Report (Form 10-K) for the year ended December 31, 2014 (including condensed consolidating financial information and financial statement schedule appearing therein) and the effectiveness of ConocoPhillips' internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, performed a process review of the processes and controls used within ConocoPhillips in its preparation of proved reserves estimates as of December 31, 2014. This process review report appeared as an exhibit to ConocoPhillips' Annual Report on Form 10-K for the year ended December 31, 2014, and is incorporated by reference herein in reliance on the authority of such firm as experts in such matters.

$

ConocoPhillips Company

$            Floating Rate Notes due
$                  % Notes due
$                  % Notes due
$                  % Notes due

fully and unconditionally guaranteed
by

ConocoPhillips

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Mizuho Securities
Barclays
HSBC
J.P. Morgan
BofA Merrill Lynch
Citigroup
Credit Agricole CIB
Deutsche Bank Securities

                    , 2016